UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2023

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of Brinker International, Inc. (the “Company”) was held on November 16, 2023. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management’s nominees, was elected, a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

		Number of Shares Voted
Name	For	Against	Withheld	Broker Non-Vote
Frances L. Allen	37,613,679	72,481	26,492	2,575,120
Cynthia L. Davis	37,575,131	110,894	26,627	2,575,120
Joseph M. DePinto	36,149,894	1,498,527	64,231	2,575,120
Harriet Edelman	36,640,311	1,046,033	26,308	2,575,120
William T. Giles	37,544,750	141,331	26,571	2,575,120
Kevin D. Hochman	37,435,018	249,739	27,895	2,575,120
Ramona T. Hood	37,609,566	76,755	26,331	2,575,120
James C. Katzman	37,545,748	140,972	25,932	2,575,120
Prashant N. Ranade	37,603,076	83,155	26,421	2,575,120

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2024 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
39,791,062	468,138	28,572	0

Proposal 3

The proposal on executive compensation as approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
36,749,381	714,805	248,466	2,575,120

Proposal 4

The proposal on frequency of executive compensation was approved. The results were as follows:

1 Year	2 Years	3 Years	Broker Non-Vote
36,706,921	16,220	959,466	2,575,120

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: November 20, 2023	By:	/s/ KEVIN D. HOCHMAN
Kevin D. Hochman,
Chief Executive Officer and President
and President of Chili’s Grill & Bar
(Principal Executive Officer)